UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011

Anika Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (781) 457-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Jeffery S. Thompson to the Board of Directors.

On January 18, 2011, the Company increased the size of its Board of Directors from six to seven members and appointed Jeffery S. Thompson as a Class I director of the Company.  Mr. Thompson is Chairman and Chief Executive Officer of Advanced Bio-Technologies, Inc., Chairman of Woodbury Products, Inc. and is an Operating Partner for HealthEdge Investment Partners, LLC, a private equity firm focused exclusively in the healthcare industry. For his services as a director of the Company, Mr. Thompson will be compensated consistent with the Company's current compensation arrangements for its non-employee directors.  Mr. Thompson was not appointed to any committees of the Board of Directors of the Company.

In connection with his appointment to the Board of Directors of the Company, on January 18, 2011 Mr. Thompson was awarded restricted stock units under the Company's Amended and Restated 2003 Stock Option and Incentive Plan.  The award covers an initial grant of 4,196 restricted stock units, and a grant of 4,297 restricted stock units as part of his annual compensation for service to the Board of Directors.  Each restricted stock unit gives the recipient the right to receive one share of the Company’s common stock, and is valued at $6.98 per unit, the fair market value of a share of the Company's common stock on January 18, 2011.  The restricted stock units vest in four equal yearly installments beginning on January 18, 2012.  A copy of the press release issued by the Company on January 20, 2011, announcing the appointment of Mr. Thompson to the Board of Directors of the Company is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Thompson was recommended to the Company’s Board of Directors as an unaffiliated independent board designee by Fidia Farmaceutici S.p.A., a privately held Italian corporation (“Fidia”) holding more than five percent of the outstanding shares of the Company’s common stock, pursuant to the terms of that certain Sale and Purchase Agreement, dated December 30, 2009, by and between Fidia and the Company (the “Purchase Agreement”).  In accordance with the terms of the Purchase Agreement, Mr. Thompson was found to be a qualified and mutually acceptable director candidate by the Company and Fidia. The above description of terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2010 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Anika Therapeutics, Inc. on January 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

January 24, 2011	By:	/s/ Kevin W. Quinlan
Kevin W. Quinlan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Anika Therapeutics, Inc. on January 20, 2011